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                                                                      EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 23, 1998 on the Newmont Gold Company Salaried Retirement Savings Plan, included in this Form 11-K for the year ended December 31, 1997.







/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
     June 26, 1998.